Exhibit 99.1
Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
Monday, April 30, 2007
COGDELL SPENCER INC. REPORTS
FIRST QUARTER 2007 FINANCIAL RESULTS
Charlotte, N.C. (April 30, 2007) – Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers, today announced financial results for the quarter ended March 31, 2007.
Cogdell Spencer Inc. reports Funds from Operations (FFO) per share and operating partnership unit of $0.28 and net loss per share of ($0.23).
FFO for the three months ended March 31, 2007 was $3.6 million, or $0.28 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 12,918,817 and 12,938,935, respectively, for the quarter ended March 31, 2007.
Net loss was ($1.9 million) for the three months ended March 31, 2007, or ($0.23) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 8,334,485 for the quarter ended March 31, 2007.
As of March 31, 2007, the Company’s portfolio consisted of 50 wholly-owned properties and four joint venture properties, comprising a total of approximately 2.8 million square feet. The overall percentage of leased space at the Company’s wholly-owned properties as of March 31, 2007, was 93.0%. In addition, the Company manages 58 properties for third party clients totaling 2.5 million square feet.
Financing Transactions
On March 23, 2007, Cogdell Spencer issued 3,949,700 common shares at a price of $21.00 per share resulting in net proceeds to the Company of $78.5 million. The net proceeds were used to reduce outstanding principal on the Company’s unsecured Credit Facility and for working capital.
In March 2007, Cogdell Spencer obtained construction financing related to the Lancaster General Health Campus MOB project. The facility provides financing up to $11.0 million and will convert to permanent financing at the date of occupancy. The mortgage note payable will mature five or seven years, at the Company’s option, from the date of occupancy and provides for principal payments based on a 25 year amortization.
First Quarter Dividend
On March 20, 2007, the Company announced that its Board of Directors had declared a quarterly dividend of $0.35 per share of common stock payable on April 19, 2007 to stockholders of record on April 5, 2007. The dividend covers the first quarter of 2007.
Outlook
Cogdell Spencer’s management expects that FFO per share and operating partnership unit for the year ending December 31, 2007 will be between $1.14 and $1.23. A reconciliation of the range of projected net loss to projected FFO for the year ending December 31, 2007 is below:

(In thousands, except per share and unit data)
Net loss before minority interests in Operating Partnership	$(16,700)	$(17,800)
Plus real estate related depreciation and amortization	34,500	37,000
Less gain from sale of real estate property and partnerships	—	—

Funds from Operations (FFO)	$17,800	$19,200

FFO per share and unit — diluted	$1.14	$1.23

Weighted average shares and units outstanding — diluted	15,600	15,600

Supplemental operating and financial data are available in the Investors Relations section of the Company’s Web site at www.cogdellspencer.com.
The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months ended March 31, 2007. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. The Company presents FFO because it considers it an important supplemental measure of operational performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO is included as an attachment to this press release.
Conference Call
Cogdell Spencer Inc. invites you to attend the First Quarter 2007 Conference Call on Tuesday, May 1, 2007 at 11:00 a.m. (Eastern Time). The number to call for this teleconference is (800) 320-2978 (domestic) or (617) 614-4923 (international), and the participant passcode is: 94786358. In addition, the conference call can be accessed via the Internet at http://www.cogdellspencer.com through the “Q1 2007 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at http://www.streetevents.com and http://www.earnings.com.
A playback will begin at 1:00 p.m. on May 1, 2007 and will be available until May 15, 2007. To access the playback, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and enter the passcode 32766450. The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q1 2007 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at http://www.streetevents.com and http://www.earnings.com.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered and self-managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. At present, the Cogdell Spencer Inc. portfolio consists of 50 wholly owned properties, four joint venture properties, and 58 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the Company’s web site at www.cogdellspencer.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; our ability to obtain future financing arrangements; our ability to renew ground leases; defaults by tenants; and changes in the reimbursement available to our tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s Form 10-K for the year ended December 31, 2006. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
Revenues:
Rental	$14,315	$11,718
Management fee revenue	598	317
Expense reimbursements	346	174
Development fee revenue	230	112
Interest and other income	409	292

Total revenues	15,898	12,613
Expenses:
Property operating and management	5,905	4,094
General and administrative	2,251	1,995
Depreciation and amortization	6,642	6,461
Interest	4,035	2,391

Total expenses	18,833	14,941

Loss from continuing operations before equity in earnings of unconsolidated real estate partnerships and minority interests	(2,935)	(2,328)
Equity in earnings of unconsolidated real estate partnerships	(9)	5
Minority interests in real estate partnership	(17)	(31)
Minority interests in operating partnership	1,048	833
Discontinued operations	—	(4)

Net loss	$(1,913)	$(1,525)

Basic and diluted loss per share	$(0.23)	$(0.19)

Weighted average common shares — basic and diluted (1)	8,334	7,973

(1)	19 and 25 shares of unvested restricted common stock are anti-dilutive due to the net loss for the three months ended March 31, 2007 and 2006, respectively.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	March 31, 2007	December 31, 2006
Assets
Real estate:
Operating real estate properties	$364,097	$361,982
Less: Accumulated depreciation	(28,489)	(23,664)

Total operating real estate properties, net	335,608	338,318
Construction in progress	20,449	12,854

Total real estate, net	356,057	351,172
Cash and cash equivalents	4,985	1,029
Restricted cash	874	982
Investment in capital lease	6,117	6,193
Acquired above market leases, net	910	966
Acquired in place lease value and deferred leasing costs, net	16,411	18,205
Acquired ground leases, net	3,111	3,092
Deferred financing costs, net	1,122	1,018
Goodwill	5,335	5,326
Other assets	5,683	5,075

Total assets	$400,605	$393,058

Liabilities and stockholders’ equity
Notes payable under line of credit	$11,500	$77,487
Mortgage loans	182,820	184,544
Accounts payable and accrued liabilities	14,401	9,851
Accrued dividends and distributions	5,787	4,404
Acquired below market leases, net	2,855	3,096

Total liabilities	217,363	279,382
Minority interests	51,307	54,001
Stockholders’ equity	131,935	59,675

Total liabilities and stockholders’ equity	$400,605	$393,058

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations (FFO) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
Net loss	$(1,913)	$(1,525)
Plus minority interests in operating partnership	(1,048)	(833)
Plus real estate related depreciation and amortization (2)	6,552	6,430

Funds from Operations (FFO) (1)	$3,591	$4,072

FFO per share and unit — basic and diluted	$0.28	$0.33

Weighted average shares and units outstanding — basic	12,919	12,338

Weighted average shares and units outstanding — diluted	12,939	12,365

(1)	As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $6,534 and $6,412 and the Company’s share of joint venture real estate depreciation and amortization of $18 and $18 for the three months ended March 31, 2007 and 2006, respectively.
Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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